Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-122905, No. 333-152027, No. 333-160344, No. 333-167678, No. 333-175271, No. 333-182438, and No. 333-189602) of GFI Group Inc. of our report dated March 13, 2014 relating to the financial statement schedule which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 13, 2014